Transgenomic Reports Third Quarter 2013 Financial Results

Conference Call to Be Held at 5:00 PM Eastern Time Today

Omaha, Neb. (November 6, 2013) - Transgenomic, Inc. (OTC/BB: TBIO) today reported financial results for the three and nine months ended September 30, 2013, and provided a business update.

Third Quarter Financial Results

Net sales for the third quarter of 2013 were $6.6 million compared with $7.9 million for the same period in 2012. The decline is attributable to lower instrument sales in Diagnostics Tools coupled with lower test volumes in Laboratory Services, which were partially offset by a change in mix to higher priced lab tests as well as higher contract revenues associated with a collaboration agreement.

Gross profit was $2.9 million or 43 percent of net sales, compared with gross profit of $3.8 million or 48 percent of net sales for the same period in 2012. The decrease in gross profit was attributable to lower margins in our Laboratory Services and Diagnostic Tools segments, related to the lower test volumes and lower instrument sales, respectively.

Operating expenses were $8.3 million during the third quarter of 2013, compared with $6.2 million in the prior year. The increase in operating expenses was primarily due to a higher bad debt provision and severance costs associated with the termination of a former executive, partially offset by reductions in our Laboratory Services field sales force, as we adopted our new channel strategy with partners such as PDI.

The net loss for the third quarter of 2013 was $5.6 million or $0.06 per share, compared with a net loss of $2.8 million or $0.04 per share for the third quarter of 2012.

Modified EBITDA, which is a non-GAAP measure that Transgenomic views as an appropriate and sound measure of the Company's results, was a loss of $4.7 million for the third quarter of 2013, compared to a $1.8 million loss for the same period for 2012. A reconciliation of Net Loss to Modified EBITDA is presented below.

Cash and cash equivalents were $4.0 million as of September 30, 2013, compared with $4.5 million as of December 31, 2012.

Nine Month Financial Results

Net sales for the nine months ended September 30, 2013 were $21.3 million, compared with $24.2 million for the same period in 2012. The decrease from last year was principally driven by a 14% decrease in the Laboratory Services segment reflecting lower test volumes, partially offset by higher contract revenue associated with a collaboration agreement.

Gross profit was $9.9 million or 47 percent of net sales, compared with gross profit of $11.5 million or 47 percent of net sales for the same period in 2012. The decrease in gross profit was largely attributable to lower margins in our Laboratory Services segment related to lower test volumes. This decline was partially offset by a modest increase in our Diagnostic Tools gross margin due to the sale of higher margin instruments compared to last year when a higher percentage of our instrument sales were to our distributor at lower distributor margins.

Operating expenses were $22.1 million for the nine months ended September 30, 2013, compared with $17.7 million in the prior year. The increase was due to higher costs related to our Laboratory Services field sales force in the first half of 2013 and a higher bad debt provision.

The net loss for the nine months ended September 30, 2013 was $12.0 million or $0.14 per share, compared with a net loss of $6.0 million or $0.09 per share during the comparable period of 2012.

“Transgenomic’s highest priority over the near term is to maximize the commercial potential of our strong molecular diagnostics portfolio, which focuses on low level and rare mutation detection, and the adoption of strategic partnerships to expand the Company’s commercial reach,” said Paul Kinnon, President and Chief Executive Officer. “The new commercialization agreements with PerkinElmer and PDI, as recently announced, highlight our renewed vigor and corporate strategy, which aims to optimize, through channel partnerships, the commercial potential of these strong assets while focusing our internal resources on our areas of strength.”

Mr. Kinnon added: “Going forward we will be placing significant emphasis and support on new commercialization agreements, developing clinical tests and building our strategy around companion diagnostics using our proprietary high-sensitivity technology while maximizing our own commercialization efforts in the area of rare genetic disorders, where we are a market leader. Collectively, these strengths, as well as our strong scientific staff, give us a great foundation for value creation in the rapidly expanding market for genetic testing on a global basis.”

Recent Highlights

•	Paul Kinnon Named President, Chief Executive Officer and Director: In September 2013, Transgenomic announced the appointment of Paul Kinnon as President, Chief Executive Officer and Director, replacing Craig Tuttle. Mr. Kinnon brings over two decades of business and scientific leadership in the biotechnology and pharmaceutical industries to Transgenomic, with a proven track record of developing and launching life science products. Most recently, he has provided commercial and strategic consultancy services to a variety of life science companies and investors, including Transgenomic. With broad experience covering clinical diagnostic, core life science research and applied markets, his appointment strengthens the executive leadership team and adds significant commercial, operational, and scientific expertise.

•	Commercialization Partnership Signed with PerkinElmer for Oncology Diagnostic Test Portfolio: In November 2013, Transgenomic announced a partnership agreement with PerkinElmer, Inc. (NYSE: PKI) to market and distribute the Company’s oncology diagnostic test portfolio of products in territories outside the United States. Under the terms of the agreement, effective January 1, 2014, PerkinElmer will have the non-exclusive right to begin sales, marketing, distribution and field service activities for Transgenomic’s line of molecular diagnostic oncology products, including CRC RAScan™ and ACE™ kits, for use on the PerkinElmer LabChip® platform. Europe will be the initial focus of PerkinElmer’s launch.

•	Commercialization Partnership Signed with PDI for CardioPredict™: In October 2013, Transgenomic announced a U.S. collaboration with PDI, Inc. (Nasdaq: PDII) to commercialize CardioPredict™, a new 10-gene assay panel that identifies specific genes that influence the effectiveness and safety of many commonly used cardiovascular drugs. This type of test panel has become a preferred tool for cardiologists to personalize therapy selection for their patients with heart disease. Developed by Transgenomic, CardioPredict™ is the most comprehensive assay of its kind currently on the market and can assist physicians with drug selection and dosing decisions.

•	Signed Biomarker License Agreement with Quest Diagnostics for Opioid Therapy Genetic Test: In August 2013, Quest Diagnostics (Nasdaq: DGX) introduced a new, comprehensive genetic test to aid the delivery of personalized opioid pain-relieving treatment. The opioid therapy genetic test is based in part on gene variants owned by Transgenomic and was developed as a result of a non-exclusive licensing agreement between the two companies. It is believed to be the first clinical test to identify four important variants in all CYP450 genes known to influence the CYP450 enzyme system, which affects metabolism of opioids and other medications.

•	Presented ICE COLD-PCR Data from MD Anderson Research Collaboration at 2013 AACR-NCI-EORTC Conference: In October 2013, Transgenomic announced the results from an interim analysis of a research collaboration with the MD Anderson Cancer Center. The results demonstrated that in a high percentage of patients, the same KRAS and BRAF genetic mutations were detected in cell-free (cf) DNA present in the blood as were originally found in primary tumors. In addition, in a subset of patients who were followed over time, detection of mutations in cfDNA correlated with response to therapy or disease progression. These findings demonstrate the clinical relevance and utility of analyzing cfDNA in blood to detect low level mutations as an alternative to the far more invasive and difficult-to-conduct tissue biopsy.

2

Conference Call

Transgenomic management will host a conference call to discuss third quarter 2013 financial results and answer questions beginning at 5:00 p.m. Eastern Time today. To access the call via telephone, please dial 866-952-1908 from the U.S. or Canada or 785-424-1827 for international participants and enter conference ID TRANS. The call also will be broadcast live over the Internet. To listen to the webcast, please log onto the Company's Investor Relations web page at http://www.transgenomic.com/calendar/2013/10/third-quarter-financial-results-conference-call-november-6-2013 and follow the instructions. An archived webcast of the call will be available for 30 days. A telephone replay will be available from 8:00 p.m. Eastern Time on November 6, 2013 through 11:59 p.m. Eastern Time on November 20, 2013 by dialing 800-695-0974 (domestic) or 402-220-1459 (international).

About Transgenomic

Transgenomic, Inc. (www.transgenomic.com) is a global biotechnology company advancing personalized medicine in cardiology, oncology, and inherited diseases. The Company has three complementary business divisions: Clinical Laboratories, Pharmacogenomic Services and Diagnostic Tools, which provide specialized diagnostic tests, contract research services for drug development, and equipment, reagents and other consumables for clinical and research applications in molecular testing and cytogenetics.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Investor Contact	Company Contact

David Pitts	Investor Relations
Argot Partners	Transgenomic, Inc.
212-600-1902	402-452-5416
david@argotpartners.com	investorrelations@transgenomic.com

3

TRANSGENOMIC, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
NET SALES:
Laboratory Services	$4,112	$4,718	$12,551	$14,527
Diagnostic Tools	2,534	3,171	8,775	9,661
	6,646	7,889	21,326	24,188
COST OF GOODS SOLD	3,795	4,089	11,384	12,722
GROSS PROFIT	2,851	3,800	9,942	11,466
OPERATING EXPENSES:
Selling, general and administrative	7,627	5,559	19,783	15,832
Research and development	630	668	2,307	1,870
	8,257	6,227	22,090	17,702
LOSS FROM OPERATIONS	(5,406)	(2,427)	(12,148)	(6,236)
OTHER INCOME (EXPENSE):
Interest expense, net	(155)	(207)	(459)	(713)
Change in fair value of warrants	—	—	600	1,000
Other, net	1	(6)	54	23
	(154)	(213)	195	310
LOSS BEFORE INCOME TAXES	(5,560)	(2,640)	(11,953)	(5,926)
INCOME TAX EXPENSE (BENEFIT)	(8)	114	52	88
NET INCOME (LOSS)	$(5,552)	$(2,754)	$(12,005)	$(6,014)
PREFERRED STOCK DIVIDENDS AND ACCRETION	(181)	(165)	(543)	(495)
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(5,733)	$(2,919)	$(12,548)	$(6,509)
BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.06)	$(0.04)	$(0.14)	$(0.09)
BASIC AND DILUTED WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	88,245,725	71,645,725	86,847,190	68,669,229

4

Transgenomic, Inc.

Summary Financial Results

Proforma Modified EBITDA

(dollars in thousands)

Management uses Modified EBITDA, a non-GAAP measure, to measure the Company's financial performance and to internally manage its businesses. Management believes that Modified EBITDA provides useful information to investors as a measure of comparison with peer and other companies. Modified EBITDA should not be considered an alternative to, or more meaningful than, net income or cash flow as determined in accordance with generally accepted accounting principles. Modified EBITDA calculations may vary from company to company. Accordingly, our computation of Modified EBITDA may not be comparable with a similarly-titled measure of another company.

The following sets forth the reconciliation of Net Loss to Modified EBITDA for the periods indicated:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
NET LOSS	$(5,552)	$(2,754)	$(12,005)	$(6,014)

INTEREST EXPENSE	155	207	459	713

INCOME TAX EXPENSE (BENEFIT)	(8)	114	52	88

DEPRECIATION AND AMORTIZATION	671	525	2,102	1,570

CHANGE IN FAIR VALUE OF WARRANTS	—	—	(600)	(1,000)

STOCK OPTION EXPENSE	6	86	168	556

MODIFIED EBITDA	$(4,728)	$(1,822)	(9,824)	(4,087)

5

TRANSGENOMIC, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands except per share data)

	(unaudited)
	September 30,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,016	$4,497
Accounts receivable, net	4,414	8,081
Inventories, net	4,454	5,092
Other current assets	1,290	1,047
Total current assets	14,174	18,717
PROPERTY AND EQUIPMENT, NET	2,120	2,190
OTHER ASSETS:
Goodwill	6,918	6,918
Intangibles	9,563	10,764
Other assets	405	202
	$33,180	$38,791
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES	$8,991	$15,268
OTHER LIABILITIES:
Long term debt less current maturities	5,469	—
Common stock warrant liability	300	900
Preferred stock dividend payable	1,805	1,260
Other long-term liabilities	1,221	1,089
Total liabilities	17,786	18,517

STOCKHOLDERS’ EQUITY	15,394	20,274
	$33,180	$38,791

6